EXHIBIT 99.1
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[PARAGON TECHNOLOGIES, INC. LOGO]                                           NEWS
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FOR:          PARAGON TECHNOLOGIES, INC.

CONTACTS:     Len Yurkovic, Acting CEO
              610-252-3205
              610-252-3102 (Fax)
              www.ptgamex.com
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                  PARAGON TECHNOLOGIES ANNOUNCES CHANGES TO ITS
                               BOARD OF DIRECTORS

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EASTON, PA -- April 21, 2008 -- Paragon Technologies, Inc. (Amex:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today that Robert J. Blyskal and Anthony W. Schweiger have resigned their positions as directors of Paragon Technologies, Inc. Leonard S. Yurkovic, Acting CEO, said, "Paragon appreciates the contributions they have made during their tenure as members of the Board of Directors of the Company."

Other changes announced today include the following. Ronald J. Izewski and Robert J. Schwartz have been appointed by the Board of Directors to fill the vacancies created by the recent resignations of Messrs. Blyskal and Schweiger. Also, Mr. Izewski has been appointed Chairman of the Audit Committee of the Board of Directors, and Mr. Schwartz has been appointed as a member of the Audit Committee and the Compensation Committee of the Board of Directors. In addition, Samuel L. Torrence, a member of the Board of Directors since 2007, was appointed as a member of the Nominating Committee of the Board of Directors.

Ronald J. Izewski, age 51, currently serves as the Senior Vice President ("SVP") and Chief Financial Officer ("CFO") of Just Born, Inc., a privately owned confectionery manufacturer of jellybeans, marshmallows, and other candy products. Mr. Izewski joined Just Born in 1995 as Vice President of the Finance Division, assumed the role of CFO in 2002, and was promoted to SVP/CFO in 2007. From 1984 to 1995, Mr. Izewski held several financial leadership positions, including Vice President and General Manager of the Donruss Trading Cards Division at the Leaf Candy Company. From 1978 to 1984, Mr. Izewski was an Audit Supervisor in the Chicago, Illinois office of Coopers & Lybrand, a public accounting firm. Mr. Izewski holds a Bachelor's Degree in Accounting from Southern Illinois University and is a Certified Public Accountant. Mr. Izewski is active in the community and resides in Doylestown, Pennsylvania with his wife and three children.



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We Build Productivity                                          [SI SYSTEMS LOGO]
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      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                        o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
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[PARAGON TECHNOLOGIES, INC. LOGO]                                         Page 2
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Robert J. Schwartz,  age 70, is the founder and President of Land Equity Inc., a real estate firm located in Lebanon, New Jersey. For over 30 years, Land Equity Inc. has specialized in commercial and industrial land sales. Mr. Schwartz began his career in real estate in 1967 and has established his company in key markets of Massachusetts, New Jersey, Pennsylvania, and Maryland. Mr. Schwartz holds a Bachelor of Science Degree in International Marketing from Fairleigh Dickinson University. Mr. Schwartz is active in the community and resides with his family in Finesville, New Jersey.

Len Yurkovic commented, "I am pleased that Ronald Izewski and Robert Schwartz have joined the Paragon Board of Directors. Their knowledge and experience will complement that of our current directors. Our Board and management team look forward to their involvement as members of the Company's Board of Directors."


About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, and Maybelline.


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Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. The forward-looking statements contained in this press release may become outdated over time. Paragon does not assume any responsibility for updating any forward-looking statements. Furthermore, achievement of the objectives of the Company is subject to certain risks, including, but not limited to, those risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007.

     This press release and prior releases are available at www.ptgamex.com.
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